Crown Holdings, Inc.
Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Crown Cork & Seal Company, Inc.	Pennsylvania
CROWN Americas LLC	Pennsylvania
Crown Consultants, Inc.	Pennsylvania
Crown Americas Capital Corp.	Delaware
Crown Americas Capital Corp. II	Delaware
Crown Americas Capital Corp. III	Delaware
Crown Americas Capital Corp. IV	Delaware
Crown Americas Capital Corp. V	Delaware
Crown Americas Capital Corp. VI	Delaware
CROWN Beverage Packaging, LLC	Delaware
CROWN Beverage Packaging Puerto Rico, Inc.	Delaware
Crown Cork & Seal Company (DE), LLC	Delaware
Crown Cork and Seal Receivables II LLC	Delaware
CROWN Cork & Seal USA, Inc.	Delaware
Crown International Holdings, Inc.	Delaware
CROWN Packaging Holdings LLC	Delaware
CROWN Packaging Technology, Inc.	Delaware
Crown Receivables III LLC	Delaware
Signode Industrial Group Holdings US Inc	Delaware
Signode Industrial Group LLC	Delaware
Signode Industrial Group US Inc	Delaware
Signode International Holdings LLC	Delaware
Signode International Investment LLC	Delaware
Signode International IP Holdings LLC	Delaware
Signode Pickling Holding LLC	Delaware
Signode US IP Holdings LLC	Delaware
TopFrame LLC	Delaware
Package Design and Manufacturing, Inc.	Michigan
Kiwiplan Inc.	Ohio
Crownway Insurance Company	Vermont
Signode Packaging Group Australia Pty Ltd	Australia
Strapex Austria GmbH	Austria
CROWN Packaging (Barbados) Limited	Barbados
CROWN Commercial Belgium BVBA	Belgium
CROWN Verpakking België NV	Belgium
Mima Films Sprl	Belgium
Shippers Europe S.p.r.l.	Belgium
Signode BVBA	Belgium

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Crown Brasil Holdings Ltda.	Brazil
CROWN Embalagens Métalicas da Amazonia S.A.	Brazil
Signode Brasileira Ltda.	Brazil
CROWN Asia Pacific Investments (T) Limited	British Virgin Islands
Haloila Bulgaria EOOD	Bulgaria
CROWN Beverage Cans (Cambodia) Limited	Cambodia
CROWN Beverage Cans Sihanoukville Limited	Cambodia
CROWN Khmer Beverage Cans Limited	Cambodia
CROWN Metal Packaging Canada Inc.	Canada
CROWN Metal Packaging Canada LP	Canada
Signode Packaging Group Canada ULC	Canada
CMB Machinery and Technology (Shanghai) Co Ltd	China
CROWN Beverage Cans Beijing Limited	China
CROWN Beverage Cans Hangzhou Limited	China
CROWN Beverage Cans Heshan Limited	China
CROWN Beverage Cans Huizhou Limited	China
CROWN Beverage Cans Putian Limited	China
CROWN Beverage Cans Shanghai Limited	China
CROWN Beverage Cans Ziyang Limited	China
Crown Heshan Trading Company Limited	China
Foshan Continental Can Co. Limited	China
Foshan Crown Easy-Opening End Co. Limited	China
Signode Packaging (Qingdao) Co., Ltd.	China
Signode Packaging (Shanghai) Co., Ltd.	China
Crown Colombiana, S.A.	Colombia
Signode Industrial Group Colombia S.A.S.	Colombia
Bates Cargo-Pak ApS	Denmark
Bates Cargo-Pak ApS	Denmark
Lachenmeier ApS	Denmark
SPG Denmark ApS	Denmark
Liljendals Bruk AB	Finland
Oy M. Haloila AB	Finland
Butimove	France
CROWN Bevcan France SAS	France
CROWN Commercial France SAS	France
Crown Developpement SAS	France
CROWN Emballage France SA	France
Crown European Holdings	France
Crown Packaging European Division Services SAS	France

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Gunther S.A.S.	France
Litec France S.A.S.	France
Mima Packaging Systems S.A.S.	France
Nordic S.A.S.	France
Scybele S.A.S.	France
Société Civile Immobilière des Baquets	France
Societe Civile Immobiliere Rousseau-Ivry	France
Société de Participations CarnaudMetalbox	France
SPG France Holdings SAS	France
Strapex S.A.S.	France
CROWN Commercial Germany GmbH & Co. KG	Germany
CROWN Commercial Vermögensverwaltung GmbH	Germany
Crown Cork & Seal Deutschland Holdings GmbH	Germany
CROWN Foodcan Germany GmbH	Germany
CROWN Foodcan GmbH	Germany
Kiwiplan GmbH	Germany
Mezger Heftsysteme GmbH	Germany
Quandel Verpackungs- und Foerdertechnik GmbH	Germany
Signode Industrial Group GmbH	Germany
Signode System GmbH	Germany
Signode System Packaging GmbH & Co. KG	Germany
SMB Schwede Maschinenbau GmbH	Germany
SMP Schwede Maschinenbau Weischlitz GmbH	Germany
SPG Germany Service Management GmbH	Germany
SPG Packaging Systems GmbH	Germany
CROWN Cans Ghana Limited	Ghana
Crown Hellas Can Packaging SA	Greece
CROWN Beverage Cans Hong Kong Limited	Hong Kong
CROWN China Holdings (Hong Kong) Limited	Hong Kong
CROWN Packaging Investment (H.K.) Limited	Hong Kong
Signode Hong Kong Limited	Hong Kong
CROWN Commercial Hungary Kft	Hungary
CROWN Magyarorszag Csomagoloipari KFT	Hungary
Signode India Limited	India
Stopak India Pvt. Ltd	India
PT CROWN Beverage Cans Indonesia	Indonesia
CROWN Packaging Ireland Ltd	Ireland
SPG Packaging Ireland Limited	Ireland
Crown Commercial Italy Srl	Italy
Crown Holdings Italia Srl	Italy
CROWN Imballaggi Italia Srl	Italy

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
CROWN Italy Finance srl	Italy
Strapex Srl	Italy
CROWN SIEM	Ivory Coast
CROWN Packaging Jamaica Limited	Jamaica
Signode Kabushiki Kaisha	Japan
CROWN Middle East Can Co. Ltd.	Jordan
Signode Packaging Systems Limited	Kenya
Crown Luxembourg Holdings	Luxembourg
Crown Packaging Lux II S.à.r.l.	Luxembourg
Crown Packaging Lux III S.à.r.l.	Luxembourg
Mima Films S.a.r.l.	Luxembourg
Signode Industrial Group Holdings Lux S.a.r.l.	Luxembourg
Signode Industrial Group Lux S.A.	Luxembourg
SPG Industrial Packaging S.a.r.l	Luxembourg
CROWN Société Malgache d'Emballages Métalliques	Madagascar
CROWN Beverage Cans Malaysia Sdn Bhd	Malaysia
Signode Packaging Group (Malaysia) Sdn. Bhd.	Malaysia
Cierres Hermeticos, S.A. DE C.V.	Mexico
CROWN Envases Mexico, S.A. de C.V.	Mexico
CROWN Famosa, S.A. de C.V.	Mexico
Crown Mexican Holdings, S. de R.L. de C.V.	Mexico
Fabricas Monterrey, S.A. de C.V.	Mexico
Glass & Silice, S.A. DE C.V.	Mexico
Prolatamex, S.A. DE C.V.	Mexico
Signode Industrial Group Mexico, R.L. de C.V.	Mexico
Silice Del Istmo, S.A. DE C.V.	Mexico
Silices De Veracruz, S.A. DE C. V.	Mexico
Vichisa, S.A. de C.V.	Mexico
Crown Packaging Maroc	Morocco
CROWN Aerosols & Promotional Nederland B.V.	Netherlands
CROWN Commercial Netherlands B.V.	Netherlands
Crown International Holdings B.V.	Netherlands
Crown Overseas Investments B.V.	Netherlands
CROWN Verpakking Nederland B.V.	Netherlands
Dacro B.V.	Netherlands
Interstrap B.V.	Netherlands
Signode Netherlands B.V.	Netherlands
SPG Netherlands B.V.	Netherlands
V.A.C. B.V.	Netherlands

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Signode NZ Limited	New Zealand
Signode Packaging Group NZ	New Zealand
Norsk Signode AS	Norway
Crown Canadian Holdings ULC	Nova Scotia
Crown Commercial Polska Sp. z.o.o.	Poland
CROWN Packaging Polska Sp.z.o.o.	Poland
Signode Polska sp. Z.o.o.	Poland
Crown Cork & Seal de Portugal Embalagens S.A.	Portugal
Strapex Embalagem L.d.a.	Portugal
Crown Cork Kuban	Russia
CROWN Arabia Can Company Ltd	Saudi Arabia
CROWN Senegal	Senegal
CROWN Asia Pacific Holdings Pte. Ltd.	Singapore
CROWN Beverage Cans Singapore Pte. Ltd.	Singapore
CROWN Speciality Packaging Investment Pte. Ltd.	Singapore
Signode Singapore Pte. Ltd.	Singapore
Superior Investments Holdings Pte. Ltd.	Singapore
Superior Multi-Packaging Limited	Singapore
CROWN Bevcan Slovakia s.r.o.	Slovakia
Globoplastt s.r.o.	Slovakia
Signode Korea Inc.	South Korea
Crown Services Iberia, S.L.U.	Spain
CROWN Bevcan Espana S.L.	Spain
Crown Closures Spain, S.L.	Spain
Crown Food España, S.A.U.	Spain
Crown Holdings Spain, S.L.	Spain
Signode Packaging Espana, S.L.	Spain
Warehouse Automation Iberia, S.L.	Spain
Angleboard Sweden AB	Sweden
Josef Kihlberg AB	Sweden
Signode Industrial Group AB	Sweden
Signode Industrial Group Sweden AB	Sweden
Signode Sweden Holdings AB	Sweden
Crown Packaging European Division GmbH	Switzerland
Signode Industrial Group GmbH	Switzerland
Caretex Asia Ltd.	Thailand
CROWN AP (Thailand) Company Limited	Thailand
CROWN Bevcan and Closures (Thailand) Company Limited	Thailand
CROWN Foodcan (Hat Yai) Company Limited	Thailand
CROWN Foodcan (Nakhon Pathom) Company Limited	Thailand

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
CROWN Food Packaging (Thailand) Public Company Limited	Thailand
CROWN TCP Beverage Cans Company Limited	Thailand
Signode Systems (Thailand) Ltd.	Thailand
CROWN Packaging Trinidad Limited	Trinidad
CROWN Maghreb Can	Tunisia
CROWN Bevcan Türkiye Ambalaj Sanayi Ve Ticaret Limited Sirketi	Turkey
Crown Foodcan Turkey Ambalaj Sanayi Ve Ticaret Limited Sirketi	Turkey
Form Koruyucu Ambalaj Sanayi Ve Ticaret Limited Sirketi	Turkey
CROWN Emirates Company Limited	United Arab Emirates
CarnaudMetalbox Engineering Ltd	United Kingdom
CarnaudMetalbox Group UK Limited	United Kingdom
CarnaudMetalbox Overseas Limited	United Kingdom
CROWN Aerosols UK Limited	United Kingdom
Crown Packaging Commercial UK Limited	United Kingdom
Crown Packaging Distribution UK Limited	United Kingdom
Crown Packaging Manufacturing UK Limited	United Kingdom
CROWN Packaging UK Limited	United Kingdom
CROWN Promotional Packaging UK Ltd	United Kingdom
Crown UK Holdings Limited	United Kingdom
SPG Packaging UK Ltd	United Kingdom
Strapex Holdings Limited	United Kingdom
CROWN Beverage Cans Danang Limited	Vietnam
CROWN Beverage Cans (Dong Nai) Limited	Vietnam
CROWN Beverage Cans Hanoi Limited	Vietnam
CROWN Beverage Cans Saigon Limited	Vietnam

(1)	The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2)
In accordance with Regulation S-K, Item 601(b)(ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).